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                                                                    EXHIBIT 1.1
                                8,000,000 Shares

                              HRPT PROPERTIES TRUST
                    (a Maryland real estate investment trust)


              9 7/8% Series A Cumulative Redeemable Preferred Shares
                     (Liquidation Preference $25 Per Share)


                               PURCHASE AGREEMENT


                                                             February 16, 2001


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
UBS WARBURG LLC
A.G. EDWARDS & SONS, INC.
MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
FIRST UNION SECURITIES, INC.
LEGG MASON WOOD WALKER, INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
      as Representatives of the several Underwriters named in Schedule A hereto
c/o      MERRILL LYNCH & CO.
         Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
         4 World Financial Center
         New York, NY 10080

Ladies and Gentlemen:

         HRPT Properties Trust, a Maryland real estate investment trust (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and UBS Warburg LLC, A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, First Union Securities, Inc., Legg Mason Wood Walker, Incorporated and Prudential Securities Incorporated are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of 9 7/8% Series A Cumulative Redeemable Preferred Shares (Liquidation Preference $25 Per Share) (the "Series A Preferred Shares") set forth in said Schedule A, and with respect to the

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grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,200,000 additional Series A Preferred Shares to cover over-allotments, if any. The aforesaid 8,000,000 Series A Preferred Shares (the "Initial Shares"), together with all or any part of the 1,200,000 Series A Preferred Shares subject to the option described in Section 2 hereof (the "Option Shares"), are collectively hereinafter called the "Preferred Shares".

         The Company understands that the Underwriters propose to make a public offering of the Series A Preferred Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-56051) for the registration of debt securities, preferred shares of beneficial interest, depositary shares, common shares of beneficial interest and warrants under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto, if any, as may have been required to the date hereof. Such registration statement has been declared effective under the 1933 Act. Such registration statement and the prospectus constituting a part thereof, as supplemented by the prospectus supplement relating to the Preferred Shares, as amended or supplemented through the date hereof pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") (including, in each case, all documents incorporated or deemed to be incorporated by reference therein as of the date hereof), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively. All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or in the Prospectus, as the case may be.

         Section 1. REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to each Underwriter as of the date hereof as follows:

               (i) At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Preferred Shares which differs from the Prospectus on file at the Commission at the date of effectiveness of the Registration Statement, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time referred to in Section 2(c) hereof, does not and will not include an untrue statement of a




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         material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

               (ii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and at Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (iii) The Company is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland. Each of its subsidiaries has been duly organized and is validly existing as a corporation or trust in good standing under the laws of its jurisdiction of incorporation or organization, except where the failure to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Each of the Company and its subsidiaries has full power and authority (corporate and other) to carry on its business as described in the Registration Statement and in the Prospectus and to own, lease and operate its properties. Each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation or trust, as the case may be, and is authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Articles Supplementary relating to the Series A Preferred Shares (the "Articles Supplementary") will be in full force and effect as of the Closing Time.

               (iv) The financial statements of the Company and its subsidiaries, together with the related schedules and notes thereto, included or incorporated by reference in the Registration Statement and in the Prospectus, comply as to form in all material respects with the requirements of the 1933 Act. Such financial statements of the Company, together with the related schedules and notes thereto, present fairly the consolidated financial position, results of operations, shareholders' equity and changes in financial position of the Company and its subsidiaries, at the dates or for the periods therein specified and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. The pro forma financial statements and other pro forma financial information (including the notes thereto) included or incorporated by reference in the Registration Statement and in the Prospectus (i) present fairly the information shown therein, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma


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         financial statements and (iii) have been properly compiled on the basis described therein and the assumptions used in the preparation of such pro forma financial statements and other pro forma financial information (including the notes thereto) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The adjusted pro forma financial statements and other adjusted pro forma financial information (including the notes thereto) included or incorporated by reference in the Registration Statement and in the Prospectus (i) present fairly the information shown therein and (ii) have been properly compiled on the basis described therein and the assumptions used in the preparation of such adjusted pro forma financial statements and other adjusted pro forma financial information (including the notes thereto) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

               (v) The accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and in the Prospectus are independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (vi) The Preferred Shares to be issued and sold pursuant to this Agreement have been duly authorized and, when issued and delivered to you against payment therefor as provided hereunder, will have been validly issued and will be fully paid, non-assessable (except as otherwise described in the Registration Statement) and free of preemptive or similar rights; the Preferred Shares conform to the provisions of the Articles Supplementary; all outstanding common shares, except for shares issued pursuant to the Company's Incentive Share Award Plan and shares issued to the Advisor (as defined below) and its affiliates, are listed on the New York Stock Exchange, Inc. (the "NYSE") and the Company knows of no reason or set of facts which is likely to result in the delisting of such common shares or the inability to list the Series A Preferred Shares; and there are no rights of holders of securities of the Company to the registration of common shares or other securities that would require inclusion of such common shares or other securities in the offering of the Series A Preferred Shares.

               (vii) This Agreement has been duly authorized, executed and delivered by the Company.

               (viii) All of the outstanding shares of beneficial interest of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and, except as to subsidiaries that are partnerships, nonassessable, and, except as disclosed in the Registration Statement or in the Prospectus, are or will be owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

               (ix) The authorized capital of the Company, including the Series A Preferred Shares, conforms as to legal matters to the description thereof contained in the Prospectus (or the documents incorporated therein by reference).



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               (x) Since the respective dates as of which information is given in the Prospectus, and except as otherwise disclosed therein, (i) there has been no material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Company and its subsidiaries, on a consolidated basis, other than transactions in the ordinary course of business, (iii) neither the Company nor its subsidiaries has incurred any material liabilities or obligations, direct or contingent, and (iv) the Company and its subsidiaries, on a consolidated basis, have not, (A) other than regular quarterly dividends, declared, paid or made a dividend or distribution of any kind on any class of its shares of beneficial interest (other than dividends or distributions from wholly owned subsidiaries to the Company), (B) issued any shares of beneficial interest of the Company or any of its subsidiaries or any options, warrants, convertible securities or other rights to purchase the shares of beneficial interest of the Company or any of its subsidiaries (other than the issuance of common shares of beneficial interest ("Common Shares") upon conversion of certain convertible debentures of the Company) or the issuance of Common Shares to the trustees and officers of the Company pursuant to the Company's Incentive Share Award Plan) or (C) repurchased or redeemed shares of beneficial interest, and (v) there has not been (A) any material decrease in the Company's net worth or (B) any material increase in the short-term or long-term debt (including capitalized lease obligations but excluding borrowings under existing bank lines of credit) of the Company and its subsidiaries, on a consolidated basis.

               (xi) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other organizational documents or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound or affected, except for any such violation that would not have a material adverse effect on the condition, financial or otherwise or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole. The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of any of the Company and its subsidiaries, taken as a whole.


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               (xiii) Except as disclosed in the Registration Statement or in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any litigation, action, suit or proceeding to which the Company is or will be a party before or by any court or governmental agency or body, which (A) might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, or (B) might materially and adversely affect the property or assets of the Company and its subsidiaries, taken as a whole, or (C) concerns the Company and is required to be disclosed in the Registration Statement or the Prospectus, or (D) could adversely affect the consummation of this Agreement and the issuance, purchase and sale of the Preferred Shares. No contract or other document is required to be described in the Registration Statement or in the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

               (xiv) The execution, delivery and performance by the Company of this Agreement, the issuance, offering and sale by the Company of the Preferred Shares as contemplated by the Registration Statement and by the Prospectus and the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof, will not violate or conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) the Amended and Restated Declaration of Trust (the "Declaration of Trust") or the By-laws of the Company or the charter or by-laws or other organizational documents of any subsidiaries of the Company, (ii) any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound, or (iii) any laws, administrative regulations or rulings or decrees to which the Company or any of its subsidiaries or their respective properties or assets may be subject.

               (xv) No consent, approval, authorization or order of, or registration, filing or qualification with, any governmental body or regulatory agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the issuance, sale and delivery of the Preferred Shares pursuant to this Agreement, except such as have been obtained and such as may be required under foreign and state securities or "Blue Sky" or real estate syndication laws, it being understood that the Articles Supplementary have not been filed with the State Department of Assessments and Taxation of the State of Maryland ("SDAT") as of the date hereof, but that such document will be filed with the SDAT prior to the Closing Time.

               (xvi) Except as otherwise disclosed in the Registration Statement or in the Prospectus, the Company and each of its subsidiaries has good and marketable title or ground leases, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable and other liens and encumbrances which do not, either individually or in the aggregate, materially and adversely affect the current use or value thereof, to all property and assets described in the Registration Statement or in the Prospectus as being owned by them. Except as otherwise set forth in the Registration Statement or in the Prospectus, all leases to which the Company and each of its


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         subsidiaries is a party relating to real property, and all other leases which are material to the business of the Company and its subsidiaries, taken as a whole, are valid and binding, and no default (to the Company's knowledge, in the case of leases to which the Company is a party as lessor, that would, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole) has occurred and is continuing thereunder, and the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee. With respect to all properties owned or leased by the Company and each of its subsidiaries, the Company or such subsidiary has such documents, instruments, certificates, opinions and assurances, including without limitation, fee, leasehold owners or mortgage title insurance policies (disclosing no encumbrances or title exceptions which are material to the Company and its subsidiaries considered as a whole, except as otherwise set forth in the Registration Statement and in the Prospectus), legal opinions and property insurance policies in each case in form and substance as are usual and customary in transactions involving the purchase of similar real estate and are appropriate for the Company or such subsidiary to have obtained.

               (xvii) The Company and each of its subsidiaries owns, or possesses adequate rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and other rights necessary for the conduct of their respective businesses as described in the Registration Statement and in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of conflict with, or infringement of, the asserted rights of others with respect to any such patents, trademarks, trade names, service marks, copyrights, licenses and other such rights (other than conflicts or infringements that, if proven, would not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole), and neither the Company nor any of its subsidiaries knows of any basis therefor.

               (xviii) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been timely filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

               (xix) Except for those matters which in the aggregate do not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, and except for Hazardous Materials (as defined below) or substances which are handled and/or disposed of in compliance with all applicable federal, state and local requirements, to the Company's knowledge, after due investigation, the real property owned, leased or otherwise operated by the Company and each of its subsidiaries in connection with the operation of their respective businesses, including, without limitation, any subsurface soils and ground water (the "Realty"), is free of contamination from any Hazardous



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         Materials. To the Company's knowledge, after due investigation, the
         Realty does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells, or any other underground improvements or structures, other than the foundations, footings, or other supports for the improvements located thereon which, based on present knowledge, could, in their present condition, reasonably be expected to presently cause a material detriment to or materially impair the beneficial use thereof by the Company or constitute or cause a significant health, safety or other environmental hazard to occupants or users thereof without regard to any special conditions of such occupants or users. The Company represents that, after due investigation, it has no knowledge of any material violation, with respect to the Realty, of any Environmental Law, or of any material liability on the part of the Company with respect to the Realty, resulting from the presence, use, release, threatened release, emission, disposal, pumping, discharge, generation or processing of any Hazardous Materials. As used herein, "Environmental Law" means any federal, state or local statute, regulation, judgment, order or authorization relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, publicly-owned treatment works, septic systems or land, or otherwise relating to the pollution or protection of public health or the environment, and "Hazardous Materials" means any substance, material or waste which is regulated, defined, or listed as a "hazardous waste", "hazardous substance", "toxic substance", "medical waste", "infectious waste" or other similar terms in any Environmental Law or by any federal, state or local government or quasi-government authority, or any petroleum products, asbestos, lead-based paint, polychlorinated biphenyls, flammable explosives or radioactive materials.

               (xx) Each of the Company and its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (together, "permits"), including, without limitation, under any applicable Environmental Law, as are necessary to own, lease and operate its properties and to engage in the business currently conducted by it, except such licenses and permits as to which the failure to own or possess will not in the aggregate have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, and the Company does not have any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right; each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Registration Statement and in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

               (xxi) To the knowledge of the Company, no labor problem exists or is imminent with employees of the Company or any of its subsidiaries that could have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

               (xxii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any officer, trustee or director purporting to act on behalf of the Company or any of its subsidiaries, has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; or (iii) engaged in any transactions, maintained any bank accounts or used any corporate funds except for transactions, bank accounts and funds, which have been and are reflected in the normally maintained books and records of the Company and its subsidiaries.

               (xxiii) Except as referred to or described in the Registration Statement and in the Prospectus, none of the subsidiaries of the Company owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity other than the issued capital shares of its subsidiaries, and the Company does not own, directly or indirectly, any shares of stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity other than the issued capital shares of its subsidiaries, except in each case for non-controlling positions acquired in the ordinary course of business.

               (xxiv) Except as disclosed in the Registration Statement and in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers, trustees or directors of the Company or any of its subsidiaries or any of the members of the families of any of them.

               (xxv) The Company and each of its subsidiaries maintains insurance, duly in force, with insurers of recognized financial responsibility; such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, except as disclosed in or contemplated by the Registration Statement and by the Prospectus.

               (xxvi) Neither the Company nor any of its officers and directors (as defined in the 1933 Act Regulations) has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Preferred Shares.


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

               (xxvii) Neither the Company nor any of its subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"), or an "investment adviser" as such term is defined in the Investment Advisers Act of 1940, as amended.

               (xxviii) The Company is organized in conformity with the requirements for qualification, and, as of the date hereof the Company operates, and as of Closing Time the Company will operate, in a manner that qualifies the Company as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, for 2001 and subsequent years. The Company qualified as a real estate investment trust under the Code for each of its taxable years from 1987 through 2000.

               (xxix) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected, except such defaults which, singly or in the aggregate, would not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, considered as a whole, except as disclosed in the Registration Statement and in the Prospectus.

               (xxx) Except as otherwise disclosed in the Prospectus, since the respective dates as of which information is given in the Prospectus, there has been no material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of REIT Management & Research, Inc. (the "Advisor"), whether or not arising in the ordinary course of business, that would have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Advisory Agreement, dated as of January 1, 1998 and Amendment No. 1 thereto, dated as of October 12, 1999 (the
        "Advisory Agreement"), between the Company and the Advisor, has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (b) Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         Section 2. SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price per share of $24.2125 plus accrued distributions, if any, from (but excluding) the date of original issue, the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) In addition, on the basis of the representations and warranties herein included and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,200,000 Preferred Shares at the price per share set forth in Section 2(a) above. The option hereby granted will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives but shall not be later than seven full business days, nor earlier than two full business days, after the exercise of said option, nor in any event prior to Closing Time, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, such Option Shares shall be purchased by the Underwriters, severally and not jointly, in proportion to their respective Initial Share underwriting obligations as set forth in Schedule A.

         (c) Payment of the purchase price for and delivery of certificates for the Initial Shares shall be made at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the over-allotment option described in Section 2(b) above is exercised by the Underwriters, payment of the purchase price for and delivery of certificates for the related Option Shares shall be made at the above-mentioned office of Sullivan & Worcester LLP, or at such other place as shall be mutually agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made by wire transfer of immediately available funds payable to the order of the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Preferred Shares to be purchased by them. The certificates for the Initial Shares and the Option Shares shall be in such authorized denominations and registered in such names as the Representatives may request in writing at least two full business days before Closing Time or the Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of and receipt for, and to make payment of, the purchase price for, the Initial Shares and the Option Shares which it has agreed to purchase. The Representatives, individually and not as representatives of the several Underwriters may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares to be purchased by any Underwriter whose check has not been received by Closing Time, but any such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Shares and the Option Shares will be made available for examination and packaging by the Representatives not later than 10:00 A.M. (Eastern time) on the business day prior to Closing Time or the Date of Delivery, as the case may be.

         Section 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:


         (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Preferred Shares covered thereby and their terms not otherwise specified in the Prospectus, the Underwriters' names, the price at which the Preferred Shares are to be purchased by the Underwriters from the Company, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Preferred Shares; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Representatives as many copies of the Prospectus (including such Prospectus Supplement) as they shall reasonably request.

         (b) Until the termination of the initial offering of the Preferred Shares, the Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Preferred Shares, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus with respect to the Preferred Shares or for additional information relating thereto, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) The Company will give the Representatives notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement (including any document to be filed pursuant to the 1934 Act prior to the termination of the initial offering of the Preferred Shares) to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Preferred Shares which differs from the prospectus on file at the Commission at the time that the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which counsel for the Underwriters shall reasonably object.

         (d) The Company will deliver to each of the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the termination of the initial offering of the Preferred Shares (including exhibits filed therewith or incorporated by reference therein and the documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3).

         (e) The Company will furnish to the Representatives, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Representatives may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or 1934 Act Regulations.

         (f) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered, the Company will either (i) forthwith prepare and furnish to the Representatives an amendment of or supplement to the Prospectus or (ii) make an appropriate filing pursuant to
Section 13, 14 or 15 of the 1934 Act, in form and substance reasonably satisfactory to counsel for the Underwriters, which will amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered, not misleading.

         (g) The Company will endeavor in good faith, in cooperation with the Representatives, to qualify the Preferred Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Representatives may designate; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or trust or to file any general consent to service of process. In each jurisdiction in which the Preferred Shares have been so qualified the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Preferred Shares.

         (h) The Company will make generally available to its security holders as soon as reasonably practicable, but not later than 30 days after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement. "Earning statement", "make generally available" and "effective date" will have the meanings contained in Rule 158 of the 1933 Act Regulations.

         (i) The Company will use the net proceeds received by it from the sale of the Preferred Shares in the manner specified in the Prospectus under the caption "Use of Proceeds" in all material respects.

         (j) The Company will use its best efforts to effect the listing of the Preferred Shares on the NYSE.

         (k) The Company currently intends to continue to elect to qualify as a "real estate investment trust" under the Code, and use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust".

         (l) The Company will timely file any document which it is required to file pursuant to the 1934 Act prior to the termination of the offering of the Preferred Shares.

         (m) The Company will not, during a period of 90 days from the date of this Agreement, without the prior written consent of Merrill Lynch, register, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Series A Preferred Shares or any securities convertible into or exercisable or exchangeable for Series A Preferred Shares, or warrants to purchase Series A Preferred Shares, other than the Preferred Shares which are to be sold pursuant to this Agreement.

         Section 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation and filing of this Agreement, (iii) the preparation, issuance and delivery of the Preferred Shares to the Underwriters, (iv) the fees and disbursements of counsel for the Company, referred to in Section 5(b) hereof, and the Company's accountants, (v) the qualification of the Preferred Shares under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fee and disbursements of counsel for the Company in connection therewith and in connection with the preparation of any Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses incurred in connection with the listing of the Preferred Shares on the NYSE, (viii) the cost of printing or reproducing and delivering to the Underwriters copies of any Blue Sky Survey, (ix) the cost of providing any CUSIP or other identification numbers for the Preferred Shares, and (x) any transfer taxes imposed on the sale of the Preferred Shares to the Underwriters.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

         (a) At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The price of the Preferred Shares and any other information previously omitted from the effective Registration Statement pursuant to Rule 415 of the 1933 Act Regulations shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of the 1933 Act Regulations.

         (b) At Closing Time the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sullivan & Worcester LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Company is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland; each of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X under the 1933 Act) is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland; each of the Company and its subsidiaries has the trust, partnership or corporate (as applicable) power and authority to carry on its business as described in the Registration Statement and in the Prospectus and to own, lease and operate its properties; each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation, partnership or trust, as the case may be, authorized to do business in each jurisdiction in which its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (ii) (A) All of the outstanding shares of beneficial interest of the Company have been duly authorized by all necessary trust action and are validly issued, fully paid and non-assessable (except as otherwise described in the Registration Statement and the Prospectus) and (B) the Preferred Shares have been duly authorized by all necessary trust action and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any preemptive or, to such counsel's knowledge, similar rights that entitle any person (other than the Underwriters, their successors and assigns) to acquire any Preferred Shares upon the issuance thereof by the Company.

               (iii) All of the issued and outstanding shares of beneficial interest of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and, except as to subsidiaries that are partnerships, non-assessable, and, to such counsel's knowledge, are owned by the Company free and clear of any security interest or other adverse interest (within the meaning of Article 8 of the Massachusetts Uniform Commercial Code).

               (iv) The Company has the requisite trust power and authority to enter into and perform this Agreement and to issue and deliver the Preferred Shares.

               (v) The relative rights, preferences, interests and powers of the Series A Preferred Shares are set forth in the Declaration of Trust, including the Articles Supplementary relating to the Series A Preferred Shares, and all such provisions relating to the Series A Preferred Shares are valid under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

               (vi) This Agreement has been duly authorized, executed and delivered by the Company.

               (vii) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the declaration of trust or the by-laws of the Company or the Significant Subsidiaries of the Company, (B) except as disclosed in the Prospectus, any material agreement, indenture or other instrument to which the Company, or the Significant Subsidiaries or their respective material properties or assets is bound, or (C) any laws, administrative regulations or rulings or decrees known to such counsel to which the Company, the Significant Subsidiaries or their respective material properties or assets may be subject.

               (viii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any federal, Massachusetts or Maryland court or public, governmental or regulatory agency or body having jurisdiction over the Company or the Significant Subsidiaries or any of their respective material properties or assets is required for the Company's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the issuance, sale and delivery of the Preferred Shares pursuant to this Agreement, except such as have been obtained and such as may be required under foreign and state securities or "Blue Sky" laws.

               (ix) The Registration Statement has become effective under the 1933 Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424 under the 1933 Act has been made in accordance with said Rule 424.

               (x) To such counsel's knowledge, except as disclosed in the Registration Statement or in the Prospectus, there is not now pending or threatened, any litigation, action, suit or proceeding to which the Company or any of its subsidiaries is or will be a party before or by any court or governmental agency or body, which (A) might result in any material adverse change in the condition, financial or otherwise, or in the business, operations, earnings, prospects or properties of the Company and its subsidiaries, taken as a whole, or (B) might materially and adversely affect the property or assets of the Company and its subsidiaries, taken as a whole, or (C) concerns the Company or any of its subsidiaries and is required to be disclosed in the Prospectus, or
         (D) could adversely affect the consummation of this Agreement and the issuance of the Preferred Shares; to such counsel's knowledge, no contract or other document is required to be described in the Registration Statement or in the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

               (xi) Except as otherwise disclosed in the Prospectus, to such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other organizational documents or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound or affected, except for any such violation that would not have a material adverse effect on the business, operations, earnings, business prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole.

               (xii) To such counsel's knowledge, each of the Company and its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (together, "permits"), including, without limitation, under any applicable Environmental Law, as are necessary to own, lease and operate its properties and to engage in the business currently conducted by it, except such licenses and permits as to which the failure to own or possess will not in the aggregate have a material adverse effect on the business, operations, earnings, business prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

               (xiii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein and the Excluded Proceedings (as defined in paragraph (xxi) below), as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the 1933 Act.

               (xiv) Each document incorporated by reference in the Registration Statement and in the Prospectus (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein and the Excluded Proceedings, as to which such counsel need not express any opinion) complied as to form when filed with the Commission in all material respects with the requirements of the 1934 Act.

               (xv) To the extent required to be described therein, the Preferred Shares conform in all material respects to the descriptions in the Registration Statement and the Prospectus.

               (xvi) The statements (a) in the Prospectus under the captions "Description of the Series A Preferred Shares", "Redemption; Business Combinations and Control Share Acquisitions," "Limitation of Liability; Shareholder Liability" and "Federal Income Tax and ERISA Considerations" and (b) in Item 1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 under the captions "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts" in each case insofar as they purport to summarize matters arising under Massachusetts or Maryland law or the federal law of the United States, or provisions of documents to which the Company is a party specifically referred to therein, are accurate summaries of such legal matters or provisions.

               (xvii) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856-860 of the Code for each of the fiscal years ended December 31, 1987 through December 31, 2000, and the Company's current anticipated investments and its current plan of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code; actual qualification of the Company as a real estate investment trust, however, will depend upon the Company's continued ability to meet, and its meeting, through actual annual operating results and distributions, the various qualification tests imposed under the Code.

               (xviii) The Company is not required to register as an "investment company" within the meaning of the 1940 Act.

               (xix) The Advisor (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (B) has the requisite corporate power and authority to conduct its business as described in the Prospectus and to own and operate its material properties.

               (xx) The Advisory Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except (a) as limited by the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors, (b) as limited by the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and
         (c) insofar as the enforceability of the indemnity and contribution provisions contained in such agreement may be limited by federal or state securities laws and the public policy underlying such laws.

               (xxi) Although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all documents incorporated by reference in the Registration Statement and the Prospectus), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the documents incorporated by reference therein) at the time the Registration Statement became effective, or the Prospectus, as of its date and as of Closing Time, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of Closing Time, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to (a) the financial statements and the notes thereto and the schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or in the Prospectus or (b) the proceedings referred to in Item 3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 under the caption "Legal Proceedings" and any claims related thereto (collectively, the "Excluded Proceedings").

               In rendering their opinion as aforesaid, Sullivan & Worcester LLP may rely upon an opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP as to matters governed by Maryland law, provided that such reliance is expressly authorized by such opinion and a copy of such opinion is delivered to the Representatives and is, in form and substance, satisfactory to the Representatives and counsel for the Underwriters. In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law and that their opinion with respect to the qualification of the Company and its subsidiaries to do business in jurisdictions other than their respective jurisdictions of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

               The opinion of Ballard Spahr Andrews & Ingersoll, LLP described in the paragraph above shall be rendered to the Representatives at the request of the Company and shall so state therein.

               In addition, the Underwriters shall have received at Closing Time an opinion (satisfactory to the Representatives and counsel for the Underwriters) of Sherin & Lodgen LLP, special counsel for the Company, dated as of Closing Time, to the effect that the statements describing the proceedings in Item 3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 under the caption "Legal Proceedings" (as modified by subsequent filings made pursuant to the 1934 Act through the date hereof), insofar as they purport to summarize legal proceedings, constitute a fair summary of such legal proceedings.

         (c) The Representatives shall have received at Closing Time an opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters, as to the matters referred to in clauses (ii)(B), (iv), (vi), (ix), (xiii), (xv) and (xxi) of the foregoing paragraph (b). In giving such opinion with respect to the matters covered by clause (xxi), such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. In rendering their opinion as aforesaid, Brown & Wood LLP may rely upon an opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP as to matters governed by Maryland law, and the opinion of Sullivan & Worcester LLP referred to above as to matters governed by Massachusetts law. In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law.

         (d) At Closing Time (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no action, suit or proceeding at law or in equity shall be pending or to the knowledge of the Company threatened against the Company which would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or in their earnings, business affairs or business prospects, whether or not arising in the ordinary course of business from that set forth in the Registration Statement, and (iii) no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company other than as set forth in the Prospectus; and the Representatives shall have received, at Closing Time, a certificate of the President and Chief Operating Officer and the chief financial officer of the Company, dated as of Closing Time, evidencing compliance with the provisions of this subsection (d) and stating that the representations and warranties set forth in Section 1(a) hereof are accurate as though expressly made at and as of Closing Time.

         (e) At Closing Time, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Advisor, whether or not arising in the ordinary course of business; and the Representatives shall have received, at Closing Time, a certificate of the Vice President of the Advisor evidencing compliance with this subsection (e).

         (f) Concurrently with the execution and delivery of this Agreement, and at Closing Time prior to payment and delivery of the Preferred Shares, Ernst & Young LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement and the Prospectus or incorporated by reference therein. Each such letter shall contain information of the type customarily included in accountants' comfort letters to underwriters.

         (g) At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Preferred Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (h) Subsequent to the execution and delivery of this Agreement and prior to Closing Time, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that indicates anything other than a stable outlook, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act; and the Preferred Shares shall be rated BBB- by Standard and Poor's Ratings Services and baa3 by Moody's Investors Service, Inc.

         (i) In the event the Underwriters exercise the option described in
Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company included herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery, and the Representatives shall have received:

               (i) A certificate of the President and Chief Executive Officer and the chief financial officer of the Company, dated such Date of Delivery, confirming that their certificate delivered at Closing Time pursuant to Section 5(d) hereof remain true as of such Date of Delivery.

               (ii) The favorable opinion of Sullivan & Worcester LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by
         Section 5(b) hereof.

               (iii) Certificate of the President of the Advisor confirming that his certificate delivered at Closing Time pursuant to Section 5(e) hereof remains true as of such Date of Delivery.

               (iv) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by
         Section 5(c) hereof.

               (v) A letter from Ernst & Young, in form and substance satisfactory to the Representatives, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

         Section 6. INDEMNIFICATION. (a) The Company hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act as follows:

               (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading:

               (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (3) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under paragraph (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, or the benefit of any person controlling any Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto and excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person asserting any such losses, claims, damages or liabilities at or prior to the written confirmation of the sale of such Preferred Shares to such person, if required by law so to have been delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or expense.

         (b) Each Underwriter agrees to indemnify and hold harmless the Company, each of the Company's trustees, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Preferred Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Underwriters, bear to the aggregate initial offering price of the Preferred Shares.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Preferred Shares purchased from the Company by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this
Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Preferred Shares to the Underwriters.

         Section 9. TERMINATION OF AGREEMENT. (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, or the Advisor, whether or not arising in the ordinary course of business, which would make it, in the Representatives' reasonable judgment, impracticable or inadvisable to market the Preferred Shares or enforce contracts for the sale of the Preferred Shares, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Representatives' reasonable judgment, impracticable or inadvisable to market the Preferred Shares or enforce contracts for the sale of the Preferred Shares, or (iii) if trading in the Company's common shares has been suspended by the Commission, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal or New York authorities.

         (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 6 and 7 hereof shall survive such termination.

         Section 10. DEFAULT. If one or more of the Underwriters shall fail at Closing Time to purchase the Initial Shares which it or they are obligated to purchase under this Agreement (the "Defaulted Shares"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then: (i) if the number of Defaulted Shares does not exceed 10% of the Initial Shares, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or (ii) if the number of Defaulted Shares exceeds 10% of the Initial Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and the Company. No action taken pursuant to this
Section 10 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

         Section 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, NY 10080,
Attention: Tjarda van S. Clagett, Managing Director; and notices to the Company shall be directed to it at 400 Centre Street, Newton, Massachusetts 02158,
Attention: John A. Mannix, President.

         Section 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 13. GOVERNING LAW AND TIME; MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

         THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING THE COMPANY, DATED JULY 1, 1994, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME "HRPT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE

COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                 Very truly yours,

                                 HRPT PROPERTIES TRUST

                                 By  /s/ John C. Popeo
                                   -------------------------------------
                                    John C. Popeo
                                    Treasurer and Chief Financial Officer


CONFIRMED AND ACCEPTED, as of
the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
UBS WARBURG LLC
A.G. EDWARDS & SONS, INC.
MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
FIRST UNION SECURITIES, INC.
LEGG MASON WOOD WALKER, INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED

By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated

By     /s/ John J. Marshall II
    --------------------------------------------------
       Name:  John J. Marshall II
       Title: Vice President
     For themselves and as Representatives
     of the other Underwriters named in
     Schedule A hereto

                                   SCHEDULE A


                                                                                             Number of
                Name of Underwriter                                                       Initial Shares
                -------------------                                                       --------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..................................................                      1,350,000
UBS Warburg LLC...........................................................                      1,350,000
A.G. Edwards & Sons, Inc..................................................                      1,350,000
Morgan Stanley & Co. Incorporated.........................................                      1,350,000
Salomon Smith Barney Inc..................................................                      1,350,000
Credit Suisse First Boston Corporation....................................                        250,000
First Union Securities, Inc...............................................                        250,000
Legg Mason Wood Walker, Incorporated......................................                        250,000
Prudential Securities Incorporated........................................                        250,000
Robert W. Baird & Co. Incorporated........................................                         25,000
Dain Rauscher Incorporated................................................                         25,000
Deutsche Banc Alex. Brown Inc.............................................                         25,000
Fahnestock & Co. Inc......................................................                         25,000
Gibraltar Securities Co...................................................                         25,000
Gruntal & Co., L.L.C......................................................                         25,000
McDonald Investments Inc., A KeyCorp Company..............................                         25,000
Raymond James & Associates, Inc...........................................                         25,000
The Robinson-Humphrey Company, LLC........................................                         25,000
U.S. Bancorp Piper Jaffray Inc............................................                         25,000
                                                                                                ---------
                Total.....................................................                      8,000,000
                                                                                                =========
